EXHIBIT 99.1

      EMPLOYMENT AGREEMENT, dated July 26, 2005 (this "AGREEMENT"), between Sbarro, Inc., a New York corporation (the "COMPANY"), and Peter Beaudrault, ("EXECUTIVE").

                                    Recitals

                  The Company and  EXECUTIVE are parties to a letter
            agreement of employment dated December 29, 2003 and desire that this Employment Agreement supersede in its entirety said letter agreement of employment.

                  The  Company  desires to employ  Executive  as the
            Company's President and Chief Executive Officer ("CEO"), subject to the terms and conditions of this Agreement and its Exhibits.

                  The  Executive  (a)  after   reviewing  and  fully
            understanding all information concerning the Company which has been filed with, and is publicly available from, the Securities and Exchange Commission, (b) being cognizant that the Company has elected to be, and currently is, treated as a subchapter S corporation for federal income tax purposes and has no present intention to change such status, and (c) after meeting with Company officers and directors and having all of his questions concerning the Company answered to his
            reasonable   satisfaction,   desires   to  accept   such
            employment.

            NOW, THEREFORE, in consideration of the mutual promises, agreements and covenants contained herein, the parties agree as follows:

            1. Term. Executive's employment by the Company hereunder shall commence effective March 4, 2005 (the "COMMENCEMENT DATE") and continue until March 4, 2008, unless earlier terminated as provided elsewhere in this Agreement or extended in accordance with the next sentence (the period from the Commencement Date until the relevant employment termination date is referred to herein as the "TERM"). If the Company determines not to offer continued employment to Executive upon expiration of the Term, the Company shall give Executive at least four (4) months prior written notice thereof, and if such notice is not given then the Term shall be deemed to have been automatically extended, although not for any stated period, until four (4) months prior written notice of termination is thereafter given by the Company to Executive.

            2. Duties.

            2.1 Executive shall, during the Term, use his best efforts to faithfully perform the duties of President and Chief Executive Officer of the Company pursuant to which he shall have responsibility over the day-to-day operations and business of the Company (including, without limitation, the Company's quick service, franchising, quick casual and strip center operations) in accordance with the Company's approved budgets and business plans and shall perform such other duties, commensurate with his position, as shall be specified and designated from time to time by the Company's Board of Directors (the "BOARD") and its Chairman (the "CHAIRMAN"). Executive shall, during the Term, devote his full business time, effort, skills and loyalty to effectively perform his duties and further the business of the Company. Executive shall report to the Chairman and to the Board, and shall promptly disclose, at appropriate times, all material developments relating to the Company so as to enable the Company to obtain the most effective use of Executive's services and the business opportunities that come to Executive's attention.

            2.2 Executive, if elected to the Board, shall serve on the Board without additional compensation for such services. Upon his termination as an employee of the Company,

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Executive shall be deemed to have  simultaneously  tendered his resignation as a member of the Board (if serving thereon at the time), unless he has resigned such directorship prior thereto.

            2.3 Executive shall be subject to the rules, regulations and policies of the Company involving the general conduct of business of the Company in force from time to time, as applicable to senior executives of the Company, and shall adhere in all material respects to such applicable rules, regulations and policies; provided, however, that such rules, regulations and policies are not illegal and that Executive (a) has been made aware thereof by delivery to him of a written document(s) containing such rules, regulations and policies, or
(b) has participated in establishing such rules, regulations and policies. In performing Executive's duties hereunder, Executive shall comply, in all material respects, with applicable laws, rules and regulations applicable to the Company and its business that.

            2.4 During the Term, and any time thereafter, Executive agrees to give prompt written notice to the Company of any claim or injury relating to the Company, and, until the expiration of applicable statute of limitations, to fully cooperate in good faith and to the best of Executive's ability with the Company in connection with all pending, potential or future claims, investigations or actions which directly or indirectly relate to any transaction, event or activity about which Executive has knowledge. Such cooperation shall include all assistance that the Company, its counsel or its representatives may reasonably request, including reviewing and interpreting documents, meeting with counsel at a mutually and reasonably convenient time and location (depending on the circumstances), providing factual information and material, and appearing or testifying as a witness. Executive shall be reimbursed for all reasonably incurred out-of-pocket expenses which he incurs in connection with his rendering his assistance hereunder. After the Term, Executive's assistance shall be given telephonically, unless the same is not reasonably practicable, in which case such assistance shall be given in person provided reasonable advance notice of the need for his assistance is given to the extent practicable.

            2.5 Although Executive will perform his duties at the Company's principal headquarters in the greater New York metropolitan area, he understands that his responsibilities require substantial travel in connection with the Company's national and international operations.

            3. Compensation.

            3.1 Salary. The Company shall pay Executive during the Term a base salary, payable in accordance with the customary payroll practices of the Company, at the rate of $450,000 per annum, which amount may be increased (but not decreased) from time to time at the sole discretion of the Board (such amount, as may be so increased, the "BASE SALARY").

            3.2 Annual Bonus. In addition to his Base Salary, Executive shall be eligible to participate in such annual bonus plans as may be adopted by the Board for executive officers of the Company (the "ANNUAL BONUS") which shall be based upon the Board's determination, in its sole discretion, of the attainment of stated objectives (which may vary by executive class or executive). The Annual Bonus with respect to the year ending January 1, 2006 shall be pursuant to Company's Corporate Office Employee Bonus Plan for 2005 adopted by the Board on April 7, 2005. Executive, together with other members of management, shall develop and propose to the Board a Strategic Business Plan (containing, among other items and on a Company fiscal quarter basis, stated business objectives to be accomplished and an EBITDA goal) and a proposed budget no later than December 1 of each year (beginning December 1, 2005) for the next succeeding fiscal year and in time for the Board to consider, review, discuss, modify and approve the Strategic Business Plan for such next ensuing year the (the "STRATEGIC BUSINESS PLAN"). The proposed Strategic Business Plans and budgets to be proposed to the Board shall have, as a priority, a focus on operations' improvement, with an emphasis placed on

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profitability  and free cash flow  generation,  including  the  development  and expansion of the Company's franchising, quick casual and strip center activities and operations.

            3.3 Withholding. All payments of compensation and benefits shall be subject to applicable withholding taxes and other legally required payroll deductions. Executive shall provide the Company with all information reasonably requested by the Company with respect thereto.

            3.4 Benefits. Executive shall, during the Term, be entitled to participate in all of the Company's employee benefits plans, to the extent permitted by the terms of each such plan, on the same terms and conditions made available to other executive level employees of the Company except that, with respect to life insurance, in addition to such insurance, if any, which may be provided under group insurance plans generally provided to employees of the Company or insurance obtained for the benefit of the Company, the Company shall maintain and pay the premiums for a $1,000,000 term insurance policy on Executive's life, as to which Executive shall designate the beneficiary from time to time; provided, however, that Executive is insurable at substantially normal rates. If requested by the Company, Executive shall cooperate with the Company in applying for and obtaining key-man insurance, in such amounts as determined by the Company from time to time, for the benefit of the Company. Nothing herein shall be construed to require the Company to establish any plans not in existence on the date hereof, or to prevent the Company from modifying or terminating any such plans. Executive shall comply with the conditions attendant to coverage by such plans (which conditions shall be the same as applicable to participants in the plans generally). Executive affirms that, to his knowledge, he currently is in good health, with no chronic or recurring illness, is physically and mentally able to perform his duties under this Agreement and is insurable at normal rates.

            3.5 Special Incentive Program.

                  (a) Executive is hereby granted a special incentive program bonus which will reward Executive for increases in the value of the Company during Executive's employment with the Company hereunder (the "SPECIAL INCENTIVE PROGRAM BONUS"). Unless the Special Incentive Program Bonus has been cancelled at or prior to the time of Executive's termination of employment with the Company hereunder or shall be superceded by the Special Event Bonus under
Section 3.5(d), the Special Incentive Program Bonus shall vest upon such termination. If Executive shall be entitled to receive a Special Incentive Program Bonus under any Section of this Agreement, the Executive shall be paid same in twelve (12) equal quarterly installments of principal, together with interest on the unpaid principal balance at the lesser of (i) five percent (5%) per annum or (ii) the then prime rate in effect (as published in The Wall Street Journal) on the date of such termination, the first such payment of principal and interest being due on the first day of the first calendar month which occurs three (3) months after Executive's termination of employment hereunder (or, if the calculation is to be based on audited financials which are not available at such time, as promptly as practicable following the availability of such audited financial statements). The amount of the Special Incentive Program Bonus shall be determined as follows:

         Baseline Calculation: The Company's EBITDA for the first fifty-two weeks of the Company's fiscal year ended January 2, 2005, as adjusted, in accordance with Exhibit A hereto, multiplied by five (5), to which there is (i) added the Company's cash and cash items (including marketable securities) as of such date, and (ii) deducted the Company's long-term debt (excluding mortgage debt) as of such date. A calculation of the Baseline Calculation is attached hereto as Exhibit A.

         Termination Calculation: At the time of Executive's termination of employment or the end of the Company's 2007 fiscal year (December 30, 2007), whichever occurs first, a similar calculation shall be made using the same methodology including, if such fiscal year consists of 53 weeks, using the results of operations for the first 52 weeks of such fiscal year, except that (i) the

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         adjustments for fiscal years after the year ended January 2, 2005 shall vary and be for unusual or non-recurring items, determined in the sole judgment of the Board, that occur in the year for which the termination calculation is being made, using fiscal 2004 events as a guideline,
         (ii) the calculation shall be made based upon the financial statements filed by the Company with the SEC (or, if the Company shall no longer
         file  financial   statements  with  the  SEC,  then  based  on  similar
         information available to the Company) for the most recently completed four full fiscal quarters preceding the date on which such termination occurred or, if to be made at the end of the Company's 2007 fiscal year (December 30, 2007) then based on the Company's audited financial statements for the year then ended, and (iii) there shall be deducted from "cash and cash items (including marketable securities)" (A) all principal collected from loans receivable from officers and directors after January 2, 2005 and prior to the termination of Executive's employment hereunder regardless of the year in which collected and (B) an amount equal to the interest accrued on the financial statements described in clause (ii) above related to the Indenture dated as of September 28, 1999 pursuant to which the Company's 11% Senior Notes due 2009 were issued.

         Special Incentive Program Bonus Calculations: The difference between the Termination Calculation and the Baseline Calculation shall then be multiplied by eight and one-half percent (8 1/2%), and eighty percent (80%) of such result shall be the amount of the Special Incentive Program Bonus; provided, however, that if the Executive's termination of employment occurs (i) prior to January 1, 2006, the Special Incentive Program Bonus shall be zero, (ii) after December 31, 2005 and before January 1, 2007, the Special Incentive Program Bonus shall be reduced by seventy-five percent (75%), or (iii) after December 31, 2006 and before December 31, 2007, the Special Incentive Program Bonus shall be reduced by fifty percent (50%). The Company's fiscal years end on the Sunday closest to December 31. The calculations and dates above are intended to be based on the Company's actual 2005, 2006 and 2007 fiscal years. To the extent a fiscal year of the Company ends on other than a calendar year, the foregoing dates shall be adjusted to reflect the actual (i) 2005, (ii) 2006 and (iii) 2007 fiscal years of the Company, respectively.

                  (b) The Special Incentive Program Bonus shall be automatically cancelled and extinguished, and shall be of no further force and effect, if the employment of Executive is terminated for Cause, as defined in Section 5.1, or if Executive terminates his employment with the Company for other than Good Reason.

                  (c) The Special Incentive Program Bonus shall be automatically cancelled and  extinguished,  and shall be of no further force and effect,  upon
(i) the consummation of a public offering of the Company's common stock pursuant to a registration statement filed by the Company with the SEC, or (ii) any change in the effective control of the Company (other than changes which occur within the group of shareholders constituting the current holders of the Company's common stock, members of their families and trusts for their respective benefits), through (A) the sale (1) by the Company or its shareholders of voting securities so that immediately after such sale less than fifty percent (50%) of the voting securities are owned by those who are shareholders immediately preceding such sale or (2) all or substantially all of the assets of the Company, (B) the liquidation or dissolution of the Company, and/or (C) the merger of the Company with another entity whereby the shareholders of the Company as of the date immediately preceding the effective date of the merger do not own fifty percent (50%) or more of the outstanding voting power of the resulting entity as of the effective date of the merger (the first to occur of any such events being the "SPECIAL EVENT").

                  (d) If Executive is in the employ of the Company under this Agreement at the time the Special Event is consummated or (subject to Section 3.5(e)) if a Special Event is consummated within three months following the termination of Executive's employment pursuant to

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Section 5.2  (Termination  Without  Cause) or Section 5.3  (Termination  for Any
Reason or For Good Reason by Executive)  but only if  termination  under Section
5.3 is by Executive for Good Reason or Section 5.4 (Termination Upon Completion of Term), Executive shall receive, in lieu of the Special Incentive Program Bonus, within forty (40) business days after such Special Event, a special bonus (the "SPECIAL EVENT BONUS"), payable in cash (unless Executive and the Company agree otherwise). The Special Event Bonus shall be in an amount equal to (i) six hundred thousand (600,000) (provided, however, that such number shall be proportionately adjusted for any increase or decrease in the number of outstanding shares of the Company's common stock which is effected without the receipt of adequate consideration, in each case as determined by the Board in its good faith sole discretion), multiplied by (ii) (A) (1) the per share public offering price, minus the per share expenses (including without limitation any underwriting discounts and commissions), if the Special Event is a public offering, (2) the amount paid per share of common stock (net of expenses) if the Special Event is the sale (other than through the consummation of a public offering) of voting securities, (3) the amount paid (net of expenses) for the Company's assets (proportionately increased if less than all of such assets are sold), divided by the number of then outstanding shares of the Company's common stock, if the Special Event is the sale of all or substantially all of the Company's assets, (4) the per share consideration paid to the shareholders of the Company for their shares of the Company's common stock, if the Special Event is a merger (and if such per share consideration includes securities of the surviving entity, then the fair market value of such securities at the effective time of the merger, determined in good faith by the Board if there is no active public market for such securities), or (5) the per share liquidation proceeds paid to the Company's shareholders, if the Special Event is the liquidation or dissolution of the Company, minus, (B) eight dollars and eighty-one cents ($8.81) (appropriately adjusted to give effect to the transactions contemplated in the proviso set forth above). If all or part of the consideration payable to the Company or its shareholders as a result of the Special Event is contingent or otherwise not payable at closing, a pro rata (to that which is contingent or not payable at closing) portion of the Special Event Bonus shall be payable at the time or times that such consideration payable to the Company or its shareholders, as the case may be, is paid. In the event the consideration payable to the Company or its shareholders as a result of the Special Event takes the form of securities (whether debt, equity or a combination of the same) or other property, the Company may, at its option, pay or cause to be paid the Special Event Bonus (or pro rata portion thereof) attributable to such consideration that is not payable in cash to be paid in-kind at the same time as such non-cash consideration is paid to the Company or its shareholders, as the case may be.

                  (e) Notwithstanding anything in Section 3 to the contrary, if Executive shall ever be entitled to both a Special Bonus and a Special Incentive Program Bonus, he shall be only entitled to the higher of the two and any payment theretofor made in payment of either bonus shall be credited against any subsequent payment of either bonus that the Company may be obligated to make.

            3.6 Expenses. The Company shall pay, or reimburse Executive, for all reasonable out-of-pocket expenses actually incurred by Executive during the Term in the performance of Executive's services under this Agreement. Executive shall submit proof of such expenses (including, in the case of reimbursements, proof of payment), with the properly completed forms as prescribed from time to time by the Company once each month; provided, however, that such proof is submitted within a reasonable time after such expenses have been so incurred (and, in the case of reimbursements, have been actually paid).

            3.7 Vacation.  During the Term,  Executive shall be entitled to four
(4) weeks of annual vacation in accordance with the Company's standard policies in effect from time to time regarding vacation time and accrual thereof. Vacation shall be taken at times when reasonably appropriate, given Executive's responsibilities and consistent with the needs of the Company. Executive shall be entitled to sick and personal days in accordance with Company policy.

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            3.8 Automobile. During the Term, the Company shall provide Executive with a leased automobile, the make, model and terms of lease for which shall be determined by Executive and the Chairman. The Company shall provide insurance for such vehicle under its automobile insurance policy in effect from time to time and shall provide Executive with a gasoline credit card for such vehicle.

            4. Disability or Death.

            4.1 Disability. If Executive fails, due to disability or incapacity, either physical or mental, to perform substantially and continuously all of the material and essential duties assigned to him for a period of more than ninety
(90) consecutive days or for one hundred and twenty (120) non-consecutive days out of any consecutive one (1) year period, the Company may terminate Executive's employment by written notice to Executive delivered at least ten
(10) calendar days prior to the effective date of his termination; provided, however, that if Executive becomes disabled or incapable of performing such duties, which disabilities or incapacities are reasonably expected to continue for more than ninety (90) consecutive days, the Company may forthwith terminate Executive's employment on ten (10) calendar days written notice to Executive. The determination as to whether Executive is disabled or incapable of performing his duties hereunder or whether his disabilities or incapacities are expected to endure, shall be made by a disinterested physician jointly selected by Executive and the Board (or its Chairman); provided, however, that if a disinterested physician can not be selected within fifteen (15) calendar days of the Company's written request therefor, the Company shall have the right to request the Medical Society of Suffolk or Nassau County to select a qualified disinterested physician to conduct an appropriate examination and such physician's determination as to Executive's disability or incapacity shall be final and binding. Executive shall submit to examination by such physician at such reasonable times and places as may be requested by the Company, and any failure by Executive to submit to such examination schedule shall be deemed a binding admission by Executive of his disability or incapacity.

            4.2 Death or Disability Termination Payments. Upon his death or termination of employment by virtue of disability or incapacity, neither Executive, nor Executive's estate, executors, administrators or beneficiaries in the case of the death of Executive, shall have no right to receive any compensation or benefit hereunder on and after the effective date of the termination of employment other than (i) Base Salary earned and accrued under this Agreement prior to the effective date of termination, (ii) continuation of Base Salary for a period of four (4) months; provided, however, that the Company may deduct therefrom any disability payments received by Executive from the Company or from insurance paid for by the Company, (iii) accrued benefits (including without limitation compensation for accrued vacation) in accordance with and subject to the terms of the Company's benefit plans and policies, (iv) the Special Incentive Program Bonus or Special Event Bonus, if any, as the case may be (unless either has been previously paid), which shall be payable in accordance with Section 3.5(e), and (v) reimbursement, in accordance with the terms of this Agreement, for business expenses properly incurred prior to the effective date of termination.

            4.3 Payment After Death. In the event of Executive's death, any payments by the Company shall be made to the executors or administrators of Executive's estate against the delivery of such documents as the Company may reasonably request confirming such person's appointment and authority.

            4.4 Termination of this Agreement. In the event of termination of Executive's employment pursuant to this Article 4, this Agreement, except for the provisions of Section 4.2 - "Termination Payments," Section 4.3 - "Payment After Death," Article 6 - "Restrictive Covenants" (to the extent applicable in accordance with its terms), Section 7.4 - "Indemnification" and as provided in
Section 7.12, shall otherwise terminate upon (a) the effective date of the termination of employment if

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termination  has  been  effected  by  disability  or  incapacity,  and (b)  upon
Executive's death, and Executive and his estate shall have no further rights hereunder.

            5. Certain Terminations of Employment.

            5.1 Termination for Cause. The Company may terminate Executive for Cause; provided, however, that the Company has given prior written notice of such Cause to Executive (specifying in detail the nature of the Cause) and the same has not been cured in all material respects or waived by the Board or the Chairman within fifteen (15) calendar days after the giving of such notice. During such time period, the Chairman or the Board, as the case may be, will be available to meet with Executive (and Executive's legal counsel if requested by Executive) upon three (3) calendar days' prior written notice, if requested by Executive, which meeting, if of the Board, may be held telephonically. As used in this Agreement, "CAUSE" means and shall be deemed to exist if, without the prior written consent of the Chairman or the Board, Executive (a) commits a crime with respect to which incarceration for more than fifteen (15) calendar days is probable, (b) while acting on behalf of the Company or otherwise in the performance of his duties for the Company, knowingly (i) submits false reports (whether oral or in writing), lies or steals, (ii) commits an act (other than on the advice of counsel) which is illegal, or (iii) commits a willful act of gross misconduct or gross negligence, (c) knowingly partakes of illegal substances,
(d) engages in alcohol abuse to such an extent that Executive's ability to properly fulfill his responsibilities to the Company in a manner reasonably expected is impaired in any material respect, provided, however, that Executive has received at least one prior written warning from the Board or the Chairman with respect to his alcohol abuse, (e) fails to follow any written Company policy affecting all employees of the Company, which policy provides that such failure may result in termination of employment, or (f) fails to comply in any material respect with the lawful and reasonable written direction of the Board or the Chairman.

            5.2 Termination Without Cause. The Company may terminate Executive's employment at any time, and for any reason or for no reason, upon thirty (30) days' prior written notice to Executive, which notice shall specify the effective date of such termination.

            5.3 Termination for Any Reason or for Good Reason by Executive. Executive shall have the right to terminate his employment with the Company for any reason at any time and the Company shall have no right or remedy at law or in equity based on such a termination. In addition, Executive may terminate his employment with the Company for Good Reason; provided, however, that Executive has given thirty (30) calendar days prior written notice of such Good Reason to the Chairman and to the Board (specifying in detail the nature of the Good Reason) and the same shall not have been cured in all material respects or waived by Executive within such period of thirty (30) calendar days. As used in this Agreement, "GOOD REASON" means and shall be deemed to exist if, without the prior express written consent of Executive (a) Executive suffers a material change in his reporting obligations, (b) Executive suffers a material decrease in the duties, responsibilities or effective authority associated with his title and position, as set forth in Section 2.1, (c) Executive's Base Salary is reduced, (d) the Company fails to pay Executive's base salary, Annual Bonus or benefits to which Executive is entitled under Sections 3.4 or 3.8 when due and such failure has not been cured (or waived by Executive) within ten (10) calendar days after Executive has given notice to the Company of such failure,
(e) the Company's principal headquarters is relocated outside of the greater New York metropolitan area, or (f) the Company sells, transfers or otherwise disposes of all or substantially all of the Company's assets or business, and transfers its obligations under this Agreement to a successor, which successor fails to expressly assume in writing all of the Company's obligations to Executive under this Agreement.

            5.4 Termination Upon Completion of Term. Executive's employment pursuant hereto shall terminate on March 4, 2008 or the date to which the Term may be extended pursuant to the second sentence of Section 1, unless earlier terminated pursuant to Articles 4 or 5.

            5.5 Effects of Termination.

                  (a) Termination for Cause. Notwithstanding any other provision of this Agreement, if the Company terminates Executive's employment for Cause, such action shall be without prejudice to any other rights or remedies that the Company may have at law or in equity; and the Company shall have no further obligation to Executive and Executive shall have no right to receive any compensation or benefit from the Company, on and after the effective date of such termination, other than (i) Base Salary earned and accrued under this Agreement prior to such effective date of termination; (ii) accrued benefits (including without limitation compensation for accrued vacation) in accordance with and subject to the terms of the Company's benefit plans and policies, (iii) any then earned, but unpaid, Annual Bonus with respect to the year prior to the year in which termination occurs, payable on its normal payment date, and (iv) reimbursement, in accordance with the terms of this Agreement, for business expenses properly incurred prior to the effective date of termination. This Agreement, except for the provisions of this Section 5.5(a), Article 6 - "Restrictive Covenants" (to the extent applicable in accordance with its terms),
Section 7.4 - "Indemnification" and as provided in Section 7.12, shall otherwise terminate upon the effective date of the termination of employment and Executive shall have no further rights hereunder.

                  (b) Termination Without Cause or for Good Reason. If Executive's employment with the Company is terminated by the Company without Cause or by Executive for Good Reason, Executive shall have no right to receive any compensation or benefit from the Company, whether under this Agreement or otherwise, on and after the effective date of the termination of employment other than (i) Base Salary earned and accrued under this Agreement prior to the effective date of termination, (ii) accrued benefits (including without limitation compensation for accrued vacation) in accordance with and subject to the terms of the Company's benefit plans and policies, (iii) any then earned, but unpaid, Annual Bonus with respect to the year prior to the year in which termination occurs, payable on its normal payment date, (iv) a pro rata portion (based on the number of elapsed days) of Annual Bonus with respect to the year in which termination occurs, payable on its normal payment date, (v) the Special Incentive Program Bonus or Special Event Bonus, if any, as the case may be, which shall be payable in accordance with Section 3, (vi) reimbursement, in accordance with the terms of this Agreement, for business expenses properly incurred prior to the effective date of termination, (vii) in lieu of severance payments under the Company's severance policies, a continuation of Base Salary for the period specified below (but in no event will any payment under this clause (vii) be made with respect to any period beyond March 4, 2008), payable monthly in arrears:

       Time of Effective Date of Termination        Salary Continuation Period
       -------------------------------------        --------------------------

       On or before March 4, 2007                     eighteen (18) months
       March 5, 2007 through March 4, 2008            twelve (12) months,

and (viii) $450,000 less the sum of (A) the Special Incentive Bonus or Special Event Bonus, if any, payable under clause (v) plus (B) the amount payable under clause (vii), if any (but this clause (viii) may not be a negative number). For avoidance of doubt, Exhibit C sets forth certain illustrative examples of the calculation under clause (viii).

This Agreement, except for the provisions of this Section 5.5(b), Article 6 - "Restrictive Covenants" (to the extent applicable in accordance with its terms),
Section 7.4 - "Indemnification" and as provided in

Section 7.12, shall otherwise terminate upon the effective date of the termination of employment and Executive shall have no further rights hereunder. A condition precedent to the Company's obligation to make the payments associated with a termination without Cause or for Good Reason (other than under clause (i)) shall be Executive's execution and delivery of a release in the form attached hereto as Exhibit B. If Executive shall fail to execute and deliver such release, or if Executive revokes such release as provided therein, then Executive shall not be entitled to receive any severance (and, in the case of a revocation, Executive shall return to the Company all severance received).

            (c) Termination Without Good Reason. Notwithstanding any other provision of this Agreement, if Executive terminates his employment with the Company other than for Good Reason, the Company shall have no further obligation to Executive and Executive shall have no right to receive any compensation or benefit from the Company, on and after the effective date of such termination, other than (i) Base Salary earned and accrued under this Agreement prior to such effective date of termination; (ii) accrued benefits (including without limitation compensation for accrued vacation) in accordance with and subject to the terms of the Company's benefit plans and policies, (iii) any then earned, but unpaid, Annual Bonus with respect to the year prior to the year in which termination occurs, payable on its normal payment date, and (iv) reimbursement, in accordance with the terms of this Agreement, for business expenses properly incurred prior to the effective date of termination. This Agreement, except for the provisions of this Section 5.5(c), Article 6 - "Restrictive Covenants" (to the extent applicable in accordance with its terms), Section 7.4 - "Indemnification" and as provided in Section 7.12, shall otherwise terminate upon the effective date of the termination of employment and Executive shall have no further rights hereunder.

            (d) Termination Upon Completion of the Term. If Executive's employment under this Agreement terminates on March 4, 2008 or the date to which the Term may be extended pursuant to the second sentence of Section 1, Executive shall have no right to receive any compensation or benefit from the Company under this Agreement other than (i) Base Salary earned and accrued under this Agreement prior to the effective date of termination, (ii) accrued benefits (including without limitation compensation for accrued vacation) in accordance with and subject to the terms of the Company's benefit plans and policies, (iii) any then earned, but unpaid, Annual Bonus with respect to fiscal 2007, payable on its normal payment date, (iv) the Special Incentive Program Bonus or Special Event Bonus, if any, as the case may be, which shall be payable in accordance with Section 3, (v) reimbursement, in accordance with the terms of this Agreement, for business expenses properly incurred prior to the effective date of termination and (vi) $450,000 less the Special Incentive Bonus or Special Event Bonus, if any, payable under clause (iv) (but this clause (vi) may not be a negative number). For avoidance of doubt, Exhibit D sets forth certain illustrative examples of the calculation under clause (vi). This Agreement, except for the provisions of this Section 5.5(d), Section 6 - "Restrictive Covenants" (to the extent applicable in accordance with its terms), Section 7.4
- "Indemnification" and as provided in Section 7.12, shall otherwise terminate on March 4, 2008 and Executive shall have no further rights hereunder.

            6. Restrictive Covenants.

            6.1 General Acknowledgement. Executive acknowledges that (a) his employment by the Company, throughout the term of his employment, will bring him into close contact with many confidential affairs of the Company, including information about costs, profits, markets, sales, products, key personnel, pricing policies, operational methods, recipes, technical processes and other business affairs and methods and other information not readily available to the public, and plans for future development, (b) the services to be performed by him under this Agreement are of a special, unique, unusual, extraordinary and intellectual character, (c) the business of the Company is international in scope, its products and services are marketed throughout the world and the Company competes with other entities that are or could be located in nearly any part of the world, and (d) the nature of his services, position and expertise are such that he is capable of competing with the Company from nearly any location in the world. In recognition of the foregoing, Executive agrees that the restrictions contained in this Article 6 are necessary for the protection of the trade secrets, proprietary information and contractual relationships of the Company, and are considered by Executive to be reasonable for such purpose. Executive agrees that any breach by him of this Article 6 will cause the Company substantial and irrevocable damage and, therefore, without limiting the Company's rights under
Section 6.6, in the event of any such breach, Executive agrees that, notwithstanding anything in Article 5 to the contrary, he shall forfeit his right to receive the balance of any compensation (other than Base Salary earned or accrued under this Agreement prior to the date of termination) thereafter due him under this Agreement.

            6.2 Non-Competition; Non-Solicitation.

                  (a) During the term of Executive's employment with the Company and (other than as a result of termination of Executive's employment pursuant to
Section 5.2 or by Executive for Good Reason pursuant to Section 5.3 for a period thereafter equal to the greater of one year or the period during which Executive is receiving a continuation of his Base Salary pursuant to Section 5.5(b), Executive shall not, directly or indirectly, as an individual proprietor, partner, stockholder, officer, executive, director, joint venturer, investor, lender or in any other capacity whatsoever (other than solely as an inactive investor (i) holding not more than one percent (1%) of the outstanding publicly traded securities of an entity which is registered under section 12(b) or 12(g) of the Securities Exchange Act of 1934 in which he is not part of any control group of such entity or (ii) in such other enterprises as may be consented to in writing by the Board, which consent shall not be unreasonably withheld or delayed), engage in the business of developing, producing, managing, consulting for, marketing or selling, whether at wholesale or at retail, or of performing, providing or offering, products and/or services of the kind or type developed or being developed, produced, marketed, sold, offered, provided or performed by the Company while Executive is employed by the Company. For the avoidance of doubt, and irrespective of any other business which may be engaged in by the Company, it is acknowledged that the engagement in any business involving any of the following would violate Executive's non-competition covenant: (i) Italian motif quick service restaurants, (ii) Italian motif quick casual restaurants, (iii) Italian motif casual restaurants and (iv) in the United States, moderate or high-priced steakhouses (nothing herein shall be construed as limiting Executive's right to compete in the low-priced steakhouse business). For a period equal to the longer of one (1) year after Executive's termination of employment with the Company and the period during which he is continuing to receive Base Salary pursuant to Section 5.5(b) following such termination, Executive shall not, directly or indirectly, as an individual proprietor, partner, stockholder, officer, executive, director, joint venturer, investor, lender or in any other capacity whatsoever (other than solely as an inactive investor (x) holding not more than one percent (1%) of the outstanding publicly traded securities of an entity which is registered under section 12(b) or 12(g) of the Securities Exchange Act of 1934 in which he is not part of any control group of such entity, or (y) in such other enterprises as were consented to in writing by the Board prior to the termination of Executive's employment with the Company) engage in any business involving (i) Italian motif quick service restaurants, (ii) Italian motif quick casual restaurants, (iii) Italian motif casual restaurants or (iv) in the United States, moderate or high-priced steakhouses (nothing herein shall be construed as limiting Executive's right to compete in the low-priced steakhouse business).

                  (b) During the term of Executive's employment with the Company and for a period equal to the period provided in Section 6.2(a), Executive shall not, directly or indirectly:

                        (i) Solicit or induce, or attempt to induce, any other person or entity having any continuing or periodic contractual or non-contractual relationship with the Company to terminate, reduce or materially alter their relationship with, or otherwise cease negotiations and/or business activity with, the Company;

                        (ii) Solicit, divert or take away, or attempt to divert or to take away, the business or patronage of any persons who had a contractual or non-contractual relationship with the Company or with whom the Company was involved in negotiating any such relationship within six (6) months of Executive's effective date of termination of employment; or

                        (iii) Directly or indirectly, induce or attempt to induce to leave the employ of the Company, or solicit, employ, hire, or engage, or attempt to employ, hire or engage, any person who is employed by the Company any time from the date hereof until one (1) year of Executive's date of termination of employment.

            (c) If any restriction set forth in this Section 6.2 is found by a court of competent jurisdiction to be unenforceable because it extends for too long a period of time or over too great a range of activities or in too broad a geographic area, it shall be interpreted to extend only over the maximum period of time, range of activities or geographic areas as to which it may be enforceable.

            (d) Executive acknowledges that he is under no restriction of any nature with any third party which would limit him, in any way, whatsoever, from fully performing his duties under this Agreement.

            6.3 Proprietary Information.

                  (a)  Executive  acknowledges  and  agrees  that,  due  to  the uniqueness of his position, information is available to him which is of such a highly confidential and proprietary nature as to constitute a trade secret, and any conduct by him which makes use of such information (except as part of the performance of his duties on behalf of the Company) would be a breach of his fiduciary duty to the Company. Accordingly, Executive agrees that all information and know-how, whether or not in writing, of a private, secret or confidential nature concerning the Company's business or financial affairs or business methods received by him from the Company or of which he became aware during the term of his employment (collectively "PROPRIETARY INFORMATION"), is and shall be the exclusive property of the Company. Except as may be required by law, a court of competent jurisdiction (including pursuant to a duly issued subpoena thereof) or a governmental agency (in any which event Executive shall promptly notify the Company thereof), Executive shall not disclose any Proprietary Information to others outside the Company (except as part of the performance of his proper duties on behalf of the Company), or use the same for any unauthorized purposes, without written approval by the Chairman or the Board, either during or after his employment, unless and until such Proprietary Information has become public knowledge without fault of Executive.

                  (b) Executive agrees that all tangible material containing Proprietary Information, whether created by the Executive pursuant to his employment and duties under this Agreement or otherwise, which shall come into his custody or possession during the term of his employment, shall be and is the exclusive property of the Company to be used by Executive only in the performance of his duties for the Company. Executive agrees to deliver promptly to the Company on termination of his employment, or at any other time that the Company may so request, all memoranda, notes, records, reports and other documents (and all copies thereof) relating to the Company's business, which Executive obtained while employed by, or otherwise serving or acting on behalf of, the Company and which he may then possess or have under his control.

                  (c) Executive agrees that he shall not disclose or use information, know-how and records of the types set forth in paragraphs (a) and
(b) of this Section which constitute proprietary information of any third party, and that such agreement does not, and shall not, limit him, in any way, whatsoever, from fully performing his duties under this Agreement.

            6.4 Developments. Executive shall promptly disclose to the Company all processes, recipes, trademarks, copyrightable materials, inventions, improvements, discoveries and other information related to the business of the Company (collectively "DEVELOPMENTS") conceived, developed or acquired by him alone or with others during the term of this Agreement, whether or not conceived during regular working hours, or through the use of Company time, material or facilities or otherwise. All such Developments shall be the sole and exclusive property of the Company and, upon request, Executive shall deliver to the Company all drawings, sketches, models, written information and materials, and other data and records relating to such Developments. In the event any such Developments shall be deemed by the Company to be patentable, trademarkable or copyrightable, Executive shall, at the expense of the Company, assist the Company in obtaining a patent or patents, a trademark or trademarks, and a copyright or copyrights thereon, and execute all documents and do all other things necessary or proper to obtain letters patent, trademarks and copyrights, as the case may be, domestic and foreign, and to vest the Company with full title thereto.

            6.5 Non-disparagement. During his employment with the Company and thereafter, neither Executive nor the Company shall publish any statement, or make any statement under circumstances reasonably likely to become public, that is critical of the Company or its principals, on the one hand, or Executive, on the other, or in any way adversely affecting or otherwise maligning the reputation and business of the Company or its principals, on the one hand, or Executive, on the other.

            6.6 Rights and Remedies upon Breach. Executive acknowledges and agrees that his breach of any provision of Article 6 (the "RESTRICTIVE COVENANTS") would result in irreparable injury and damage for which money damages do not provide an adequate remedy. Therefore, if Executive breaches or threatens to commit a breach of any Restrictive Covenant, the Company shall have the following rights and remedies (upon compliance with any necessary prerequisites imposed by law upon the availability of such remedies), each of which rights and remedies shall be independent of the other and severally enforceable, and all of which right and remedies shall be in addition to, and not in lieu of, any other rights and remedies available to the Company under law or in equity (including, without limitation, the recovery of damages):

                  (a) To have the Restrictive Covenants specifically enforced (without posting bond and without the need to prove damages) by any court having jurisdiction, including, without limitation, the right to an entry against
Executive of restraining orders and injunctions (preliminary, mandatory, temporary and permanent) against violations, threatened or actual, and whether or not then continuing, of such covenants; and

                  (b) To require Executive to account for and pay over to the Company all compensation, profits, monies, accruals, increments or other benefits (collectively "PROFITS") derived or received by him as the result of any transactions constituting a breach of the Restrictive Covenants.

The existence of any claim or cause of action by Executive, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement of the Restrictive Covenants.

            6.7 Definition of Company. For purposes of this Article 6, the word "Company" shall include all of the Company's parents, subsidiaries, and affiliates (including joint venture operations) and their respective successors and assigns, and "affiliate" shall mean any entity that, directly or indirectly, through one or more intermediaries, controls or is controlled by or is under common control with the Company. As used in herein, "control" shall mean the possession, directly or indirectly, of the powers to direct or cause the direction of the management and policies of such entity, whether though the ownership of voting securities, by contract or otherwise. Executive agrees that each such parent, subsidiary, affiliate, successor and assign is a third-party beneficiary of this Article 6.

            7. Other Provisions.

            7.1 Severability. Executive acknowledges and agrees that (i) he has had an opportunity to seek advice of counsel in connection with this Agreement; and (ii) the Restrictive Covenants are reasonable in geographical and temporal scope and in all other respects. If it is determined that any provision of this Agreement, including, without limitation, any Restrictive Covenant, or any part thereof, is invalid or unenforceable, the remainder of the Agreement shall not thereby be affected and shall be given full effect, without regard to the invalid provisions. If any Restrictive Covenant shall be held invalid or unenforceable because of its duration, geographic scope, or for any other reason, the Company and Executive agree that the court making such determination shall have the power to modify such provision, whether by limiting the geographic scope, reducing the duration, or otherwise, to the minimum extent necessary to make such term or provision valid and enforceable, and such term or provision shall be enforceable in such modified form.

            7.2 Subchapter S Status. The Company represents that it has elected to be, and currently is, treated as a subchapter S corporation for federal income tax purposes, and that neither the Company nor any of its stockholders has any present intention to change such status.

            7.3 Enforcement. Any action brought to enforce any of the provisions of this Agreement shall be brought solely in the New York State Supreme Court, Suffolk County or the United States District Court for the Eastern District of New York, and the parties consent and agree to the exclusive jurisdiction of such Court. The parties irrevocably agree that (i) all claims in respect of any such suit, action or proceeding may be heard and determined in any such court,
(ii) to the extent that such party has acquired, or hereafter may acquire, any immunity from jurisdiction of any such court or from any legal process therein, such immunity is hereby waived to the fullest extent permitted by law and (iii) not to commence any action, suit or proceeding relating to this Agreement or any transaction except in such courts. Each party hereby waives, and agrees not to assert in any such suit, action or proceeding, in each case, to the fullest extent permitted by applicable law, any claim that (a) he or it is not personally subject to the jurisdiction of any such court, (b) he or it is immune from any legal process with respect to him or his, or it or its, property (and further irrevocably agrees that service of process and all other legal process may be delivered in accordance with the provisions of Section 7.5 of this Agreement and that such service shall be sufficient for all purposes of applicable law), or (c) jurisdiction or venue for any such suit, action or proceeding is improper or that any such suit, action or proceeding is brought in an inconvenient forum.

            7.4 Indemnification. Contemporaneously herewith, Executive and the Company are entering into an Indemnification Agreement with respect to the terms of the Company's agreement to indemnify Executive, which agreement is consistent with the Indemnification Agreements entered into by the Company with other executive officers and directors of the Company.

            7.5 Notices. All notices, requests, demands, waivers and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given if delivered personally, sent by reputable overnight courier, or mailed (certified or registered mail, return receipt requested):

   If to the Company to:
                     Sbarro, Inc.
                     401 Broad Hollow Road
                     Melville, New York 11747

  Attention: Mario Sbarro, Chairman of the Board

   With a copy to:    Troutman Sanders LLP
                      405 Lexington Avenue
                      New York, New York 10174
                      Attention:  Richard A. Rubin, Esq.

   If to Executive to:

                      Executive's most recent residence address as set forth in Executive's records in the Company's personnel department

   With a copy to:
                     Shutts & Bowen LLP
                     Suite 1000
                     300 South Orange Avenue
                     Orlando, Florida 32801
                     Attention:  Mary Ruth Houston, Esq.

or to such other person or address as either party shall specify by notice in writing to the other party. All such notices, requests, demands, waivers and communications shall be deemed to have been given and received on the date on which so hand-delivered or delivered by overnight courier (unless not received during a business day in which event receipt shall be deemed to occur on the next occurring business day) or, if mailed, on the business day actually delivered, except for a notice of change of address which shall be effective only upon receipt; provided, however, that if any notice is refused, then the date such notice shall be deemed to have been given and received shall be on the date of refusal thereof.

            7.6 Entire Agreement. This Agreement, together with Exhibit A and Exhibit B annexed hereto and the Indemnification Agreement referred to in
Section 7.4, contains the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior or contemporaneous agreements, written or oral, with respect thereto, including, without limitation, the letter agreement of employment dated December 29, 2003 between the parties.

            7.7  Waivers  and   Amendments.   This  Agreement  may  be  amended,
superseded or canceled, and the terms hereof may be waived, only by a written instrument signed by the parties or, in the case of a waiver, by the party waiving compliance. No delay by either party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of either party of any such right, power or privilege nor any single or partial exercise as any such right, power or privilege, preclude any other or further exercise thereof or the exercise of any other such right, power or privilege.

            7.8 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO
PRINCIPLES OF CONFLICTS OF LAW THAT WOULD DEFER TO THE SUBSTANTIVE LAWS OF ANOTHER JURISDICTION.

            7.9  Assignment.   This  Agreement,   and  Executive's   rights  and
obligations  hereunder,   may  not  be  assigned  by  Executive;  any  purported
assignment by Executive in violation hereof

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

shall be null and void. In the event of any sale, transfer or other disposition of all or substantially all of the Company's assets or business, whether by merger, consolidation or otherwise, the Company may assign this Agreement and its rights hereunder.

            7.10 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors, permitted assigns, heirs, executors and legal representatives.

            7.11 Survival. In addition to the provisions as to which survival is specifically provided for elsewhere in this Agreement, the last sentence of
Section 2.4, Article 6 and Article 7 (other than Section 7.2) shall survive termination of this Agreement.

            7.12 Headings. The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.

            7.13 Parachutes. Notwithstanding any other provisions of this Agreement to the contrary, in the event that any payments or benefits received or to be received by Executive in connection with Executive's employment with the Company (or termination thereof) would subject Executive to the excise tax imposed under Section 4999 of the Internal Revenue Code of 1986, as amended (the "EXCISE TAX"), and if the net-after tax amount (taking into account all applicable taxes payable by Executive, including without limitation any Excise
Tax) that Executive would receive with respect to such payments or benefits does not exceed the net-after tax amount Executive would receive if the amount of such payments and benefits were reduced to the maximum amount which could otherwise be payable to Executive without the imposition of the Excise Tax, then, only the extent necessary to eliminate the imposition of the Excise Tax, such payments and benefits shall be reduced.

            7.14 No Conflict. Executive represents and warrants to the Company that this Agreement is legal, valid and binding upon him and the execution of this Agreement and the performance of his obligations hereunder does not and shall not constitute a breach of, or conflict with, the terms or provisions of, any agreement or understanding to which Executive is a party (including, without limitation, any other employment agreement). The Company represents and warrants to Executive that this Agreement is legal, valid and binding upon the Company and the execution of this Agreement and the performance of the Company's obligations hereunder do not and shall not constitute a breach of, or conflict with the terms or provisions of, any agreement or understanding to which the Company is a party.

            7.15 Counterparts. This Agreement may be executed by the parties in separate counterparts, each of which when so executed and delivered shall be an original but both such counterparts together shall constitute one and the same instrument. Each counterpart may consist of two copies hereof each signed by one of the parties hereto.

            IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                            SBARRO, INC.


/s/ Peter Beaudrault                            By: /s/ Mario Sbarro
-----------------------------------------           ----------------------------
    Peter Beaudrault                                Mario Sbarro, Chairman


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